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Company
Address

Date
Ladies and Gentlemen:

	The undersigned, a beneficial owner of common stock of  _______________ (the
"Company") with a par value of $.001, understands  that the Company has filed with the U. S. Securities and Exchange Commission a registration statement on
Form SB-2  (the "Registration   Statement" ),  for  the  registration  of the
Company's Common Stock. As part of the disclosure included inthe Registration
Statement, the Company has  affirmatively  stated   that  there  will  be  no
trading  of  the   Company's  securities   until  such  time  as  the Company
successfully  implements  its business plan as described in such Registration
Statement, consummating a merger or acquisition.

 	In  order  to  insure  that  the  aforesaid disclosure is  adhere  to,  the undersigned agrees, for the benefit of the Company,that he/she will not offer to sell, assign, pledge, hypothecate, grant any option for  the  sale  of, or otherwise dispose of, directly or indirectly,  any  shares of Common stock of the Company owned by him/her, or subsequently  acquired through  the exercise of any options, warrants or rights, or conversion of any other security or by reason of any stock split or  other  distribution  of stock, or grant options
, warrants or rights, or conversion of any other security or by reason of any stock split or  other  distribution  of  stock,  or  grant options, rights or warrants with respect to any such shares of Common Stock, until  the  Company successfully closes a merger or  acquisition.  Furthermore,  the  undersigned will permit all certificates evidencing his/her shares  to  be  endorsed with the appropriate stop transfer orders with the transfer  agent of the Company.
Furthermore, the undersigned agrees that all  certificates evidencing his/her
shares will be held by Shawn F. Hackman   a   P.C.,  legal  counsel  for  the
Company, who will hold the certificates  until the  Company has  completed  a merger or acquisition.

						Very truly yours,





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